UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On February 18, 2005, SIRVA UK Limited, a subsidiary of SIRVA, Inc. (“SIRVA”), entered into an employment agreement (the “Agreement”) with Kevin Pickford, an executive officer of SIRVA.

The Agreement governs Mr. Pickford’s employment by SIRVA while he is based in the United Kingdom.  It is currently anticipated that Mr. Pickford will be based in the United Kingdom for up to three years, but SIRVA will review this from time to time based on business requirements.  The salary and benefits payable to Mr. Pickford pursuant to the Agreement will cease to apply if he agrees to relocate to any other SIRVA office outside the United Kingdom.

Under the terms of the Agreement, which is effective from January 1, 2005, Mr. Pickford’s title is President SIRVA Relocation Services – Europe.  In connection with Mr. Pickford’s relocation from Melbourne, Australia to the United Kingdom, SIRVA agreed to provide Mr. Pickford with relocation services, shipping of personal goods to the United Kingdom, storage of personal goods in Australia and a payment equal to 12% of Mr. Pickford’s salary, subject to receipts and approval of SIRVA, to cover certain items which are not suitable for the new home.  SIRVA will also pay Mr. Pickford a housing allowance of £4,000 per calendar month, reduced by any net rental income Mr. Pickford receives from the lease of his property in Melbourne, and will pay for up to four return air tickets from London to Melbourne in each calendar year of the Agreement.  Mr. Pickford’s salary is £170,000 per year, and he is eligible to participate in SIRVA’s Management Incentive Plan to a maximum of 75% of his annual salary.  The Agreement provides for certain other benefits, including an Australian superannuation benefit (SGC), a company car, medical and dental insurance coverage, and eligibility to join the SIRVA UK Pension Scheme.

Mr. Pickford may terminate his employment on giving SIRVA six months written notice, and SIRVA may terminate Mr. Pickford’s employment on giving Mr. Pickford twelve months written notice.  SIRVA also may immediately terminate Mr. Pickford’s employment for cause under certain circumstances.  Mr. Pickford agreed not to solicit certain customers or employees of SIRVA for a period of six months following termination of the Agreement.

The description of the Agreement set forth above is qualified in its entirety by reference to the actual terms of the Agreement, which will be filed by SIRVA as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01         Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: February 23, 2005
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary